                         AMENDMENT TO CUSTODY AGREEMENT

     AMENDMENT, dated as of                  , 2005, to the Custody Agreement
                            -----------------
dated         ,        ("Agreement"), by and between UMB Bank, n. a.
      --------  ------
("Custodian"), having a place of business at 928 Grand Blvd., 5th Floor, Kansas City, Missouri 64106 and each of the registered investment companies (on behalf of any series thereof, if applicable) listed on Appendix B to the Agreement, together with such additional companies as shall be made parties to the Agreement by the execution of a revised Appendix B to the Agreement (such companies, and any series thereof, are referred to individually as a "Fund" and, collectively, as the "Funds").

     WHEREAS, each Fund and the Custodian have previously entered into the Agreement pursuant to which the Custodian provides custody and related services to each Fund, including the use of foreign subcustodians and depositories, subject to the terms and conditions set forth therein;

     WHEREAS, the U.S. Securities and Exchange Commission ("SEC") adopted Rule 17f-7 under the Investment Company Act of 1940, as amended (the "1940 Act") concerning arrangements for foreign securities depositories;

     WHEREAS, pursuant to the provisions of Rule 17f-7(a)(1), the Custodian has agreed to assume, subject to the terms and conditions set forth herein, certain analysis and monitoring functions related to foreign securities depositories;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, each Fund and the Custodian agree as follows. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement. All references hereunder to the 1940 Act and to the rules and regulations thereunder shall be deemed to be a reference to such Act and its rules and regulations as they may be amended from time to time.

1. The Agreement is amended by deleting the first paragraph under the heading "Section 5. "SUBCUSTODIANS" and inserting the following amended paragraph in its place:

     From time to time, in accordance with the relevant provisions of this Agreement, (i) the Custodian may appoint one or more Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians or Interim Subcustodians (each as hereinafter defined) to act on behalf of any one or more Funds; and (ii) the Custodian may be directed, pursuant to an agreement between a Fund and the Custodian ("Delegation Agreement"), to appoint a Domestic Subcustodian to perform the duties of the Foreign Custody Manager (as such term is defined in Rule 17f-5 under the 1940 Act) ("Approved Foreign Custody Manager") for such Fund so long as such Domestic Subcustodian is so eligible under the 1940 Act. Such Delegation Agreement shall provide that the appointment of any Domestic Subcustodian as the Approved Foreign Custody Manager must be governed by a written agreement between the Custodian and the Domestic Subcustodian, which provides for compliance with Rule 17f-5. The Approved Foreign Custody Manager may appoint a Foreign Subcustodian or Interim Subcustodian in accordance with this Section 5. For purposes of this Agreement, all Domestic

     Subcustodians, Special Subcustodians, Foreign Subcustodians and Interim Subcustodians shall be referred to collectively as "Subcustodians."

2. The Agreement is further amended by deleting the last sentence of Subsection 5(a) in its entirety and inserting the following revised sentence in its place:

     Each such duly approved Domestic Subcustodian and the countries where Foreign Subcustodians through which they may hold securities and other Assets of a Fund shall be as agreed upon by the parties hereto in writing, from time to time, and shall be reflected on Appendix A hereto.

3. The Agreement is further amended by deleting the paragraphs in Subsections 5(b) and 5(c) in their entirety and inserting the following amended Subsection 5(b) in their place:

     (b)  Foreign Subcustodians

     (1) Foreign Subcustodians. The Approved Foreign Custody Manager may appoint any entity meeting the requirements of an Eligible Foreign Custodian, as such term is defined in Rule 17f-5(a)(1) under the 1940 Act, and which term shall also include a bank that qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act or by SEC order is exempt therefrom (each a "Foreign Subcustodian" in the context of either a subcustodian or a sub-subcustodian), provided that the Approved Foreign Custody Manager's appointments of such Foreign Subcustodians shall at all times be governed by an agreement that complies with Rule 17f-5.

     (2) Interim Subcustodians. Notwithstanding the foregoing, in the event that a Fund shall invest in a security or other Asset to be held in a country in which the Approved Foreign Custody Manager has not appointed a Foreign Subcustodian or for which the Fund has otherwise directed that a specific Foreign Subcustodian be used, the Custodian shall, or shall cause the Approved Foreign Custody Manager to, promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and upon the receipt of Special Instructions, the Custodian shall, or shall cause the Approved Foreign Custody Manager to, appoint or approve any Person (as hereinafter defined) designated by the Fund in such Special Instructions, to hold such security or other Asset. The subcustodian agreement between the Custodian and the Interim Subcustodian shall comply with the provisions of the 1940 Act and the rules and regulations thereunder (including Rule 17f-5, if applicable) and the terms and provisions of this Agreement. The Custodian shall comply with
     Section 5(b)(1) hereof with respect to the appointment of an Interim Subcustodian. (Any Person appointed or approved as either a subcustodian or sub-subcustodian pursuant to this Section 5(b)(2) is herein referred to as an "Interim Subcustodian.")

     (3) In the event that the Approved Foreign Custody Manager or its delegate reasonably determines that such Person will not provide delegation services
     (i) in a country in which a Fund has directed that the Fund shall invest in a security or other Asset or (ii) with respect to a specific Foreign Subcustodian which the Fund has directed be used, the Approved Foreign Custody Manager or the Custodian (or the Domestic Subcustodian), as applicable, shall be entitled to rely on any such instruction provided pursuant to Section 5(b)(2) as a Special Instruction and shall have no duties or liabilities under this Agreement with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance; provided that the Delegation Agreement and this Agreement shall not constitute the Approved Foreign Custody Manager or the Custodian (or the Domestic Subcustodian), as the exclusive delegate of the Fund for purposes of Rule 17f-5 and, particularly where such Person does not agree to provide fully the services under this Agreement and the Delegation Agreement to the Fund with respect to a particular country or specific Foreign Subcustodian, the Fund may delegate such services to another delegate pursuant to Rule 17f-5.

4. The Agreement is further amended by renumbering Subsections 5(d) and 5(e) as 5(c) and 5(d), respectively.

5. The Agreement is further amended by deleting the paragraph in Subsection 5(f), renumbering the Subsection as Subsection 5(e) and inserting the following amended paragraph in its place:

     (e)  Certification Regarding Foreign Subcustodians.

     Upon request of a Fund, the Custodian shall deliver, or cause any Approved Foreign Custody Manager to deliver, to the Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the countries in which the Eligible Securities Depositories (as defined in Section 5(f)) through which each Foreign Subcustodian is then holding cash, securities and other Assets of the Fund; and (iii) such other information as may be requested by the Fund to ensure compliance with rules and regulations under the 1940 Act.

6. The Agreement is further amended by inserting the following new Subsection 5(f) after the new renumbered Subsection 5(e):

     (f)  Securities Depositories.

     (1) The Custodian (or the Domestic Subcustodian) may place and maintain a Fund's Foreign Assets (as defined in Rule 17f-5 under the 1940 Act) with an Eligible Securities Depository (as defined in Rule 17f-7, which term shall include any other securities depository for which the SEC by exemptive order has permitted registered investment companies to maintain their assets).

     (2) The Custodian (or the Domestic Subcustodian) shall, for evaluation by the Fund or its adviser, provide an analysis of the custody risks associated with maintaining the Fund's Foreign Assets with each Eligible Securities Depository utilized directly or indirectly by the Custodian as of the date hereof (or, in the case of an Eligible Securities Depository not so utilized as of the date hereof, prior to the initial placement of the Fund's Foreign Assets at such depository) and at which any Foreign Assets of the Fund are held or are expected to be held. The Custodian (or the Domestic Subcustodian) shall monitor the custody risks associated with maintaining the Fund's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Fund or its adviser of any material changes in such risks.

     (3) Based on the information available to it in the exercise of diligence, the Custodian (or the Domestic Subcustodian) shall determine the eligibility under Rule 17f-7 of each foreign securities depository before maintaining the Fund's Foreign Assets therewith and shall promptly advise the Fund if any Eligible Securities Depository ceases to be so eligible. Notwithstanding Subsection 16(c) hereof, Eligible Securities Depositories may, subject to Rule 17f-7, be added or deleted from time to time.

     (4) Withdrawal of Assets. If an arrangement with an Eligible Securities Depository no longer meets the requirements of Rule 17f-7, the Custodian (or the Domestic Subcustodian) will withdraw the Fund's Foreign Assets from such depository as soon as reasonably practicable.

     (5) Standard of Care. In fulfilling its responsibilities under this Section 5(f), the Custodian will exercise reasonable care, prudence and diligence.

7. The Agreement is further amended by inserting the following new Subsection 5(g) after the new Section 5(f):

     (g)  Limitations on Placement of Foreign Assets.

     A Fund shall not place or maintain any of the Fund's Foreign Assets in any country, and shall as promptly as practicable withdraw the Fund's Foreign Assets from any country, that is identified in the Global Custody Network Listing provided by the Custodian (or the Domestic Subcustodian) as a country where the liability or responsibility of the Approved Foreign Custody Manager or the Custodian (or the Domestic Subcustodian) is conditioned or predicated on the ability of the Approved Foreign Custody Manager or the Custodian (or the Domestic Subcustodian) to recover damages from the Foreign Subcustodian in such country.

8. The Agreement is further amended by deleting Subsection 6(b) in its entirety and inserting the following amended Subsection 6(b) in its place:

     (b)  Actions Prohibited by Applicable Law, Etc.

     In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian or Securities System, or any Subcustodian, Eligible Securities Depository utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (and the Custodian nor any other Person shall not be obligated to take any action contrary thereto); or (ii) any "Force Majeure," which for purposes of this Agreement, shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its subcustody agreement or by any other agent of the Custodian or the Subcustodian, unless in each case, such delay or nonperformance is caused by the negligence, misfeasance or misconduct of the Custodian. Such Force Majeure events may include any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk (as defined below), (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

     Subject to the Custodian's general standard of care set forth in Subsection 6(a) hereof and the requirements of Section 17(f) of the 1940 Act and Rules 17f-5 and 17f-7 thereunder, the Custodian shall not incur liability hereunder if any Person is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed by reason of any (i) "Sovereign Risk," which for the purpose of this Agreement shall mean, in respect of any jurisdiction, including the United States of America, where investments are acquired or held under this Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (c) the confiscation, expropriation or nationalization of any investments by any governmental authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency,
     (e) the imposition of taxes, levies or other charges affecting investments,
     (f) any change in the applicable law, or (g) any other economic or political risk incurred or experienced that is not directly related to the economic or financial conditions of the Eligible Foreign Custodian, except as otherwise provided in this Agreement or the Delegation Agreement, or
     (ii) "Country Risk," which for the purpose of this Agreement shall mean, with respect to the acquisition, ownership, settlement or custody of investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of investments, including (a) the prevalence of crime and corruption except for crime or corruption by the Eligible Foreign Custodian, or its employees, directors or officers for which the liability of the Custodian (or the Domestic Subcustodian) or the Approved Foreign Custody Manager is not predicated upon recovery of such damages from the Subcustodian as set forth in the Global Custody Network Listing, (b) the inaccuracy or unreliability of business and financial information (unrelated to the Approved Foreign Custody Manager's duties imposed by Rule 17f-5(c) under the 1940 Act or to the duties imposed on the Custodian by Rule 17f-7 under the 1940 Act), (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such investments are transacted and held, (e) the acts, omissions and operation of any Eligible Securities Depository, it being understood that this provision shall not excuse the Custodian's performance under the express terms of this Agreement and its liability therefor, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets, and (h) the laws relating to the safekeeping and recovery of a Fund's Foreign Assets held in custody pursuant to the terms of this Agreement; provided, however, that, in compliance with Rule 17f-5, neither Sovereign Risk nor Country Risk shall include the custody risk of a particular Eligible Foreign Custodian of a Fund's Foreign Assets.

9. The Agreement is further amended by deleting Subsection 16(i) in its entirety and inserting the following amended Subsection 16(i) in its place:

     (i) Entire Agreement. This Agreement and the Delegation Agreement, as amended from time to time, constitute the entire understanding and agreement of the parties thereto with respect to the subject matter therein and accordingly, supercedes as of the effective date of this Agreement any custodian agreement heretofore in effect between the Funds and the Custodian.

10. All references throughout the Agreement to "Securities Depository or Clearing Agency" are hereby changed to "Eligible Securities Depository." In Subsection 16(g) relating to defined terms, the reference to Section 5(b)(ii) for the definition of "Securities Depositories and Clearing Agencies" (which has been changed to "Eligible Securities Depository" is changed to Section 5(f). In addition, the list of defined terms is amended to include "Approved Foreign Custody Manager" with a reference to Section 5, "Force Majeure" with a reference to Section 6(b), "Country Risk" with a reference to Section 6(b), and "Foreign Assets" with a reference to Section 5(f).

11. Except as modified hereby, the Agreement is confirmed in all respects.

                                    * * * * *

   IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        UMB Bank, n.a.
------------------


By                                      By
   ----------------------------------      -------------------------------------
Name: Patrick B. Joyce                  Name: Ralph R. Santoro
Title: Executive Vice President         Title: Senior Vice President

                                   APPENDIX A

                                CUSTODY AGREEMENT

DOMESTIC SUBCUSTODIANS:

     Citibank (Foreign Securities Only)

SECURITIES SYSTEMS:

     Federal Book Entry
     Depository Trust Company

SPECIAL SUBCUSTODIANS:

            SECURITIES DEPOSITORIES
COUNTRIES    FOREIGN SUBCUSTODIANS      CLEARING AGENCIES
---------   -----------------------     -----------------

                                            Euroclear

THE OBERWEIS FUNDS                      UMB BANK, N.A.


By:                                     By:
    ---------------------------------       ------------------------------------
Name: Patrick B. Joyce                  Name: Ralph R. Santoro
Title: Executive Vice President         Title: Senior Vice President
Date:                                   Date:
      -------------------------------         ----------------------------------

                                   APPENDIX B

                                CUSTODY AGREEMENT

     The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated January 17, 2001, with UMB Bank, n.a. ("Custodian") and The Oberweis Funds, and agree to be bound by all the terms and conditions contained in said Agreement:

                          Oberweis Emerging Growth Fund
                             Oberweis Micro-Cap Fund
                              Oberweis Mid-Cap Fund
                        Oberweis China Opportunities Fund

                                        THE OBERWEIS FUNDS


Attest:                                 By:
                                            ------------------------------------
                                        Name: Patrick B. Joyce
                                        Title: Executive Vice President
                                        Date:
                                              ----------------------------------


                                        UMB BANK, N.A.


Attest:                                 By:
                                            ------------------------------------
                                        Name: Ralph R. Santoro
                                        Title: Senior Vice President
                                        Date:
                                              ----------------------------------

                                        2